Exhibit 4.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT. SEE REVERSE SIDE.

QUINTANA MARITIME LIMITED

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS	CUSIP Y7169G 11 7

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY	SEE REVERSE FOR CERTAIN DEFINITIONS

UNITS EACH CONSISTING OF ONE SHARE OF
12% MANDATORILY CONVERTIBLE PREFERRED STOCK
AND FOUR CLASS A WARRANTS
THIS CERTIFIES that
SPECIMEN
is the owner of
UNITS EACH CONSISTING OF ONE SHARE OF 12% MANDATORILY CONVERTIBLE PREFERRED STOCK,
PAR VALUE $.01 PER SHARE, AND FOUR CLASS A WARRANTS OF
Quintana Maritime Limited
(hereinafter called the “Corporation”). The shares of preferred stock and warrants which this unit certificate (“Unit Certificate”) consists of are annexed hereto and will be transferable only together with and as a part of this Unit and will not be separately transferable until the earliest to occur of (1) the effectiveness of the registration statement covering such securities, (2) 180 days from the date of original issuance of the units, and (3) such earlier date as Dahlman Rose & Company, LLC shall determine (the “Separation Date”). After the Separation Date, such shares of preferred stock and warrants shall be separately transferable, and this Unit Certificate shall be cancelled upon the books of the Corporation. This Unit Certificate does not entitle the registered holder to any rights other than those to which such holder is entitled by reason of holding such shares of preferred stock and warrants. This Unit Certificate is transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Unit Certificate properly endorsed. This Unit Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

(SEAL)

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER
COUNTERSIGNED AND REGISTERED:
          COMPUTERSHARE TRUST COMPANY, N.A.
                    TRANSFER AGENT AND REGISTRAR

BY:

© SECURITY – COLUMBIAN UNITED STATES BANK NOTE CORPORATION

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of			under Uniform Gifts to Minors
		survivorship and not as tenants			Act

		in common			(State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                                                                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.
Dated

Signature(s):
X

X

Signature(s) Guaranteed	NOTICE:	THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) AND (7) OF RULE 501 UNDER THE SECURITIES ACT OR AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) WHO IS AN OFFICER OR DIRECTOR OF THE CORPORATION AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT OF THE TYPE REFERRED TO IN CLAUSE (1) ABOVE THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE CORPORATION’S OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT, AND SHALL OTHERWISE COMPLY WITH THE REQUIREMENTS OF THE SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
THIS SECURITY WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $93.75 AMOUNT OF THE CORPORATION’S 12% MANDATORILY CONVERTIBLE PREFERRED STOCK AND FOUR CLASS A WARRANTS TO PURCHASE A SHARE OF THE CORPORATION’S COMMON STOCK. PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND (III) SUCH DATE AS DAHLMAN ROSE & COMPANY, LLC IN ITS SOLE DISCRETION SHALL DETERMINE, THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR CONVERTED SEPARATELY FROM EACH OTHER, BUT MAY BE TRANSFERRED OR CONVERTED ONLY AS A UNIT.